Exhibit 23.1

[WEAVER & MARTIN, LLC LETTERHEAD]


Vital Living, Inc.

We hereby consent to use in this Form 10-KSB of our report dated December 31, 2001.



                            Weaver & Martin, LLC


Kansas City, Missouri
April 1, 2002